UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 12, 2007

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number) of incorporation)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On April 12, 2007, Cord Blood America, Inc. (the “Company”) entered into a First Amendment to the Securities Purchase Agreement with Shelter Island Opportunity Fund, LLP (the “Subscriber”) signed on February 14, 2007 (hereby referenced to Exhibit 10.100). Pursuant to the First Amendment, the Company (i) issued to Subscriber a Secured Original Discount Debenture bearing interest at the rate of 11.25% (or Prime +3%) with an aggregate principal amount of $230,000 and (ii) pledged 1,170,171 or Career Channel Incorporated, d/b/a RainMakers International unregistered shares of its Common Stock (the “Shares”) to Subscriber.  The First Amendment and Secured Original Discount Debenture are attached hereto as exhibits and incorporated by reference. (Exhibit 10.118, and 10.119 attached hereto).

In addition to the First Amendment and Secured Original Discount Debenture, the sub-documents of the Security Agreement of CBAI, Security Agreement of RainMakers, Stock Pledge Agreement, Blocked Account Agreement, and Collateral Monitoring Agreement are attached hereto as exhibits and incorporated by reference (Ex. 10.120-10.124 attached hereto).

On April 12, 2007, Cord Blood America, Inc. (the “Company”) entered into an Engagement Letter for Services with Ascendiant Securities, LLP (the “Subscriber”). Pursuant to the Engagement Letter for Services, Ascendiant receives an $8,000 advisory fee for their services.  In addition, they are entitled to the same benefits as Shelter Island Opportunity fund for Registrations Rights, Put Option and Warrant agreements. The agreement is attached hereto as exhibits and incorporated by reference (Exhibits 10.125 attached hereto).

Item 8.01.  Other Events

On April 12, 2007, Cord Blood America Inc. publicly disseminated a press announcing the closing of a Securities Purchase Agreement with Shelter Island Opportunity Fund on April 11, 2007. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.38 hereto.

ITEM 9.01  Financial Statements and Exhibits

10.118	First Amendment
10.119	Secured Original Discount Debenture
10.120	Security Agreement of CBAI
10.121	Security Agreement of RainMakers
10.122	Stock Pledge Agreement
10.123	Blocked Account Agreement
10.124	Collateral Monitoring Agreement
10.125	Engagement Letter for Services
99.38	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: April 16, 2007	By:	/s/ Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer